AMERICAN CONSUMERS, INC.
                           NET INCOME PER COMMON SHARE
                                   EXHIBIT 11

                                                        THIRTEEN WEEKS ENDED
                                                      --------------------------
                                                      August 28,      August 29,
                                                         1999           1998
                                                      ----------      ----------
Net loss for computing loss
  per common share                                    ($  22,339)     ($ 32,651)
                                                      ==========      =========



Weighted average number of common
  shares outstanding during each period                  844,042        890,597
                                                      ==========      =========



Net income per common share                           ($   0.026)     ($  0.037)
                                                      ==========      =========